Exhibit 4.7


                           MAXCOR FINANCIAL GROUP INC.

ROGER E. SCHWED                                                   March 30, 2001
Vice President and General Counsel
Direct Dial: (212) 748-8860
Direct Fax:  (212) 748-7979
E-Mail:  rschwed@ebi.com




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, D.C.  20549

Dear Sirs or Madams:

         This will confirm that Maxcor Financial Group Inc. (the "Company") will furnish to the Securities and Exchange Commission upon request a copy of the following Note and Loan Agreements:

(i) Secured Promissory Note, dated December 10, 1997 issued by Euro Brokers Inc. to General Electric Capital Corporation.

(ii) Subordinated Loan Agreements, entered into at various dates throughout 2000, between Euro Brokers Finacor Limited and Monecor (London) Ltd.

         Neither the amount of the foregoing Note, nor the aggregate amount of the foregoing Subordinated Loan Agreements, exceeds 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

                                                     Very truly yours,



                                                     /s/ Roger E. Schwed
                                                     --------------------

         TWO WORLD TRADE CENTER, 84TH FLOOR, NEW YORK, NEW YORK 10048 o
                     TEL. 212-748-7000 o FAX. 212-748-7329